UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report: May 8, 2012

(Date of earliest event reported)

ITT CORPORATION

(Exact name of registrant as specified in its charter)

Indiana	1-5672	13-5158950
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1133 Westchester Avenue

White Plains, New York

(Address of principal executive offices)

10604

(Zip Code)

(914) 641-2000

Registrant’s telephone number, including area code:

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

On May 8, 2012, ITT Corporation (the “Company”) held its annual meeting of shareholders (the “Annual Meeting”).

1. At the Annual Meeting, the persons whose names are set forth below were elected as directors, constituting the entire Board of Directors. Relevant voting information for each person follows:

	Votes For	Votes Against	Abstentions	Broker Non-Votes
Denise L. Ramos	77,771,824	245,000	95,387	8,559,426
Frank T. MacInnis	77,659,886	347,533	104,781	8,559,426
Orlando D. Ashford	75,356,555	696,508	2,059,148	8,559,426
Peter D’Aloia	74,666,926	1,368,708	2,076,577	8,559,426
Donald DeFosset, Jr.	75,360,857	692,881	2,058,473	8,559,426
Christina A. Gold	74,350,492	1,701,117	2,060,602	8,559,426
Paul J. Kern	75,856,394	201,153	2,054,664	8,559,426
Linda S. Sanford	74,024,430	2,035,641	2,052,140	8,559,426
Donald J. Stebbins	72,892,231	3,154,360	2,065,620	8,559,426
Markos I. Tambakeras	77,701,890	302,187	108,134	8,559,426

In addition to the election of directors, six other votes were taken at the Annual Meeting:

2. Ratification of Appointment of the Independent Registered Public Accounting Firm. The appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for 2012 was ratified by a vote of 83,744,464 shares voting for the proposal, 2,568,153 shares voting against the proposal and 359,020 shares abstaining from the proposal.

3. Advisory Vote on Named Executive Officer Compensation. The proposal for approval, in a non-binding vote, of the compensation of the Company’s named executive officers was approved by a vote of 74,086,367 shares voting for the proposal, 1,853,809 shares voting against the proposal, 2,172,035 shares abstaining from the vote on the proposal and 8,559,426 broker-non votes.

4. Shareholder Proposal Requesting the Company Change its State of Incorporate from Indiana to Delaware. The shareholder proposal requesting that the Company change its state of incorporation from Indiana to Delaware was not approved by a vote of 2,413,646 shares voting for the proposal, 69,691,652 shares voting against the proposal, 6,006,913 shares abstaining from the vote on the proposal and 8,559,426 broker-non votes.

5. Shareholder Proposal Requesting the Company Adopt a Policy That, Whenever Possible, the Chairman of the Board of Directors Be an Independent Director Who Has Not Previously Served as an Executive Officer of the Company. The shareholder proposal requesting that the Company adopt a policy that, whenever possible, the Chairman of the Board of Directors be an independent director who has not previously served as an executive officer of the Company was not approved by a vote of 33,959,892 shares voting for the proposal, 43,967,353 shares voting against the proposal, 184,966 shares abstaining from the vote on the proposal and 8,559,426 broker-non votes.

6. Shareholder Proposal Requesting the Company Amend, Where Applicable, ITT’s Policies Related to Human Rights. The shareholder proposal requesting that the Company amend its policies, where applicable, related to human rights was not approved by a vote of 5,335,887 shares voting for the proposal, 68,122,229 shares voting against the proposal, 4,654,095 shares abstaining from the vote on the proposal and 8,559,426 broker-non votes.

There were no other matters presented for a vote at the Annual Meeting.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ITT CORPORATION (Registrant)

May 10, 2012	By:	/s/ Burt M. Fealing
Name: Burt M. Fealing
Title: Senior Vice President, General Counsel and Secretary